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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2001
                                                      REGISTRATION NO. 333-38604
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      To
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                       C-Bridge Internet Solutions, Inc.
            (Exact name of registrant as specified in its charter)

        DELAWARE                                         52-2001899
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                         125 SUMMER STREET, 19TH FLOOR
                               BOSTON, MA 02110
                                (617) 342-5400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------

         C-BRIDGE INTERNET SOLUTIONS, INC. 1997 STOCK INCENTIVE PLAN,
         C-BRIDGE INTERNET SOLUTIONS, INC. 1999 STOCK INCENTIVE PLAN,
      C-BRIDGE INTERNET SOLUTIONS, INC. 1999 DIRECTOR STOCK OPTION PLAN,
          C-BRIDGE INTERNET SOLUTIONS, INC. 2000 STOCK INCENTIVE PLAN
                           --------------------------

                               JOSEPH M. BELLINI
                         125 SUMMER STREET, 19TH FLOOR
                               BOSTON, MA 02110
                                (617) 342-5400
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:

                           STEPHANIE TSACOUMIS, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                         1050 CONNECTICUT AVENUE, N.W.
                         WASHINGTON, D.C.  20036-5306
                                (202) 955-8500
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     This Post-Effective Amendment No. 1 to this Registration Statement on Form
S-8 hereby deregisters in accordance with the undertakings of the Company given pursuant to Item 9 of the Registration Statement and Item 512(a)(3) of Regulation S-K all securities registered pursuant to the Registration Statement remaining unsold. Upon its effectiveness, the Registration Statement covered 18,700,000 shares of Common Stock of the Company and such indeterminate number of shares of Common Stock which may have been subject to grant or otherwise issuable after the operation of the provisions of the Company's 1997 Stock Incentive Plan, 1999 Stock Incentive Plan, 1999 Director Stock Option Plan, 2000 Stock Incentive Plan (together, the "Plans") governing certain adjustments. As a result of the consummation on September 19, 2001, of the Company's merger with Comet Acquisition Corp., pursuant to which the Company became a wholly-owned subsidiary of eXcelon Corporation, the Company has no intention of issuing any additional shares under the Plans and has terminated any offering of securities pursuant to the Plans. (Capitalized terms not otherwise defined in this Post-Effective Amendment No. 1 shall have the meanings ascribed to them in the Registration Statement.)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on October 11, 2001.

                              C-BRIDGE INTERNET SOLUTIONS, INC.

                              By: /s/ Joseph M. Bellini
                                 ---------------------------------
                                      Joseph M. Bellini
                                      President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


          SIGNATURE                 TITLE                        DATE
          ---------                 -----                        ------
By: /s/ Joseph M. Bellini
   -----------------------    President & Director             October 11, 2001
     Joseph M. Bellini        (principal executive officer)

By: /s/ Lacey Brandt
   -----------------------    Treasurer                        October 11, 2001
        Lacey Brandt          (principal financial and
                              accounting officer)

By: /s/ Robert Goldman
   -----------------------    Director                         October 11, 2001
        Robert Goldman


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